UNITED STATES SECURITIES
AND
EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act to 1934

Date of Report: May 10, 2005

FIRST OAK BROOK BANCSHARES, INC.

DELAWARE (State or other jurisdiction of incorporation or organization)	0-14468 (Commission File Number)	36-3220778 (I.R.S. Employer Identification No.)

1400 Sixteenth Street, Oak Brook, IL 60523
Telephone Number (630) 571-1050

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

          The Financial Accounting Standards Board recently published Statement of Financial Accounting Standards No. 123 (Revised 2004), “Share-Based Payment” (“SFAS 123R”). SFAS 123R, which is effective at the beginning of the next fiscal year of First Oak Brook Bancshares, Inc. (the “Company”), will require that the fair value of share-based payments to employees, including stock options, be recognized as compensation expense in the statement of income in the financial statements. Accordingly, the Company will implement the revised standard on January 1, 2006. Currently, the Company accounts for its share-based payment transactions under the provisions of APB 25, which does not necessarily require the recognition of compensation cost in the statement of income in the financial statements.

          On May 10, 2005, the Independent Directors Committee and the Board of Directors approved accelerating the vesting of certain of the Company’s outstanding out-of-the-money, unvested stock options awarded to employees and officers (including options held by executive officers and non-employee directors). An unvested stock option was considered out-of-the money if the exercise price was greater than $28.20, the closing price of the Company’s common stock on May 9, 2005, as reported on the Nasdaq National Market. The accelerated vesting was effective as of May 10, 2005. All of the other terms and conditions applicable to the outstanding stock options remain unchanged.

          The following table summarizes the options subject to acceleration:

	Aggregate Number of Shares	Weighted Average Exercise
Executive Officers, Directors and Employees(1)	Issuable Under Accelerated Options	Price Per Share
Richard M. Rieser, Jr.	26,500	$31.04
George C. Clam	9,500	$32.12
Rosemarie Bouman	9,500	$32.12
Brian C. England	2,500	$29.42
All other directors, executive officers and senior corporate officers	12,200	$30.16
All other employees	45,100	$31.49
Total	105,300	$31.29

(1)	Eugene P. Heytow served as Chief Executive Officer of the Company until his retirement on May 10, 2005. Mr. Heytow has been omitted from this table because the vesting of his out-of-the money stock options was set forth in his retirement agreement with the Company, which was filed as Exhibit 99.1 to the Company’s Form 8-K Current Report filed with the SEC on March 9, 2005. Accordingly, Mr. Heytow’s stock options were not affected by the actions of the Independent Directors Committee and the Board of Directors on May 10, 2005. See Item 5.02 below for additional information.

          The decision to accelerate vesting of these out-of-the-money stock options will avoid recognition of compensation expense by the Company upon the adoption of SFAS 123R. In the Company’s view, the future compensation expense could outweigh the incentive and retention value associated with the stock options.

          SFAS 123R will become effective for the Company beginning January 1, 2006. The future compensation expense that will be avoided, based upon the effective date of January 1, 2006, is expected to be approximately $245,000, $174,000, $136,000 and $39,000 in fiscal years 2006, 2007, 2008 and 2009, respectively.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

          On May 10, 2005, Eugene P. Heytow, age 70, retired as Chief Executive Officer of the Company and ceased to be an employee of the Company. Mr. Heytow became a consultant to the Company and remains Chair of the Board in a non-executive capacity. His term as non-executive Chair of the Board is for one year but may be extended for an additional year. His consultant relationship will terminate no later than December 31, 2006. The material terms of Mr. Heytow’s retirement arrangements are described in a Form 8-K Current Report filed by the Company with the SEC on March 9, 2005 and in the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 7, 2005 and are incorporated herein by reference.

          On May 10, 2005, Richard M. Rieser, Jr., age 62, the President of the Company, became its Chief Executive Officer, as disclosed in the Proxy Statement referred to above. The biographical information about Mr. Rieser and information regarding his employment arrangements and any transactions with the Company have been previously reported by the Company in its Definitive Proxy Statement on Schedule 14A filed with the SEC on April 7, 2005. The Company hereby incorporates into this Form 8-K by reference the following sections of the Proxy Statement: “Directors and Executive Officers”; “Transactions With Related Persons”; and “Transitional Employment and Other Agreements With Executive Officers.”

Item 8.01 Other Events.

          The Company’s 2005 Annual Meeting of Shareholders held on May 10, 2005 included a presentation concerning the Company’s performance and strategy. The slides used in conjunction with such presentation are being filed as Exhibit 99.2 hereto.

Item 9.01 Financial Statements and Exhibits.

     (c) Exhibits.

99.1	Form of Retirement Agreement for Eugene P. Heytow. (Exhibit 99.1 to the Company’s Form 8-K Current Report filed March 9, 2005, and incorporated herein by reference.)

99.2	Slides presented at the Company’s 2005 Annual Meeting of Shareholders held on May 10, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST OAK BROOK BANCSHARES, INC.

(Registrant)

Date: May 12, 2005	/S/ROSEMARIE BOUMAN

Rosemarie Bouman
Vice President and
Chief Financial Officer